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As filed with the Securities and Exchange Commission on January 13, 2005

Registration No. 333-120483

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation or organization)	3851 (Primary Standard Industrial Classification Number)	16-0345235 (I.R.S. Employer Identification No.)

One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338-6000
(Address, including zip code, and
telephone number, including area code, of
registrant's principal executive offices)

Robert B. Stiles, Esq.
Senior Vice President and General Counsel
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338-6800
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Copies to:
Deborah McLean Quinn Nixon Peabody LLP Clinton Square Suite 1300 Rochester, New York 14604 (585) 263-1307	Edward S. Best Mayer, Brown, Rowe & Maw LLP 1900 South LaSalle Street Chicago, Illinois 60603 (312) 701-7100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SECURITIES

        An aggregate principal amount of $160,000,000 of the Registrant's 2004 Senior Convertible Securities due 2023 (the "New Securities") and the shares of its common stock issuable upon conversion of the New Securities were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3 (File No. 333-120483) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on December 9, 2004.

        On December 22, 2004, Registrant filed its final amendment to Schedule TO announcing that it had accepted $155,902,000 of its outstanding Floating Rate Convertible Senior Notes due 2023 in exchange for an identical principal amount of New Securities and an exchange fee of $2.50 per $1,000 in its exchange offer.

        This Post-Effective Amendment to the Registration Statement hereby deregisters $4,098,000 of the New Securities and the common stock into which such New Securities were convertible which were not exchanged in the exchange offer, as provided in Registrant's undertakings given pursuant to Regulation S-K, Item 512(a)(3).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4, No. 333-120483 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 5th day of January, 2005.

BAUSCH & LOMB INCORPORATED
By:	/s/ STEPHEN C. MCCLUSKI Title: Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4, No. 333-120483 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. ZARRELLA Ronald L. Zarrella	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	January 5, 2005
/s/ STEPHEN C. MCCLUSKI Stephen C. McCluski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 5, 2005
* Alan M. Bennett	Director	January 5, 2005
* Domenico DeSole	Director	January 5, 2005
* Paul A. Friedman, M.D.	Director	January 5, 2005
* Jonathan S. Linen	Director	January 5, 2005
* Ruth R. McMullin	Director	January 5, 2005
* John R. Purcell	Director	January 5, 2005

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* Linda Johnson Rice	Director	January 5, 2005
* William H. Waltrip	Director	January 5, 2005
* Barry L. Wilson	Director	January 5, 2005
* Kenneth L. Wolfe	Director	January 5, 2005
*By:	/s/ ROBERT B. STILES Attorney in fact	January 5, 2005

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DEREGISTRATION OF SECURITIES
SIGNATURES